Exhibit 99.1

SUPPORT AGREEMENT

April 22, 2005

The Nasdaq Stock Market, Inc.

One Liberty Plaza

New York, NY 10006

Attention: General Counsel

Ladies and Gentlemen:

Each of the undersigned understands that The Nasdaq Stock Market, Inc., a Delaware corporation (“Buyer”), Norway Acquisition Corp., a Delaware corporation (“Merger Sub”) and Instinet Group Incorporated, a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be from time to time amended, the “Merger Agreement”), providing for, among other things, a merger of Merger Sub with and into the Company (the “Merger”), in which all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (together with the associated Company Rights and other than shares of Company Common Stock (a) held in treasury, (b) owned by Buyer, the Company or any of their respective wholly owned subsidiaries, or (c) as to which dissenters’ rights shall have been perfected) will be cancelled and converted into the right to receive an amount in cash as determined in accordance with the terms of the Merger Agreement, without interest. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

The undersigned are the owners of that number of shares of Company Common Stock set forth on Schedule I to this letter agreement and, in their capacity as such, are entering into this letter agreement in consideration of, and as a condition to, Buyer’s and Merger Sub’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

Each of the undersigned confirms its agreement with Buyer, as follows:

1. Each of the undersigned represents and warrants that Schedule I to this letter agreement sets forth the number of shares of Company Common Stock (together with any shares of Company Common Stock acquired by it after the date of this letter agreement, the “Shares”), of which it is the record or beneficial owner as of the date hereof and that it does not own any warrants or options exercisable for shares of Company Common Stock. Each of the undersigned represents and warrants that, as of the

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April 22, 2005

date of this letter agreement, it owns the Shares as set forth on Schedule I to this letter agreement, free and clear of all Liens and all voting agreements and commitments of every kind, except as provided in the Disclosed Agreements (as defined below). The undersigned further represents and warrants that the undersigned has the power to vote all Shares owned by it as set forth on Schedule I to this letter agreement without restriction, except as provided in the Stockholders Agreement (as defined below), and that no proxies heretofore given in respect of any or all of such Shares are irrevocable and that any such proxies have heretofore been revoked. The term “Disclosed Agreements” refers to (i) the Stockholders Agreement, dated as of June 9, 2002 (the “Stockholders Agreement”), among the Company, certain Affiliates of the undersigned, entities affiliated with Bain Capital, entities affiliated with TA Associates, Inc. and entities associated with Silver Lake Partners, L.P., and with respect to certain sections thereof, Edward Nicoll, (ii) Registration Rights Agreement, dated as of September 20, 2002, among the parties to the Stockholders Agreement and the other parties named therein, and (iii) the Amended and Restated Corporate Agreement, dated as of June 9, 2002, between Reuters Limited and the Company.

2. Each of the undersigned agrees that it will not, directly or indirectly, sell, transfer, assign, pledge, encumber or otherwise dispose of any of the Shares owned by it, or any interest therein, or any other securities convertible into or exchangeable for Company Common Stock, or any voting rights with respect thereto or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy), other than: (a) pursuant to the Merger, (b) with the prior written consent of Buyer, or (c) a transfer to Reuters Group plc, a company organized under the laws of England (“Reuters”), or any direct or indirect subsidiary of Reuters for so long as such subsidiary is directly or indirectly wholly-owned by Reuters (provided that, in the case of this clause (c), the transferee shall agree in writing to be bound by the terms of this letter agreement to the same extent as the transferor and, further, provided that nothing herein shall relieve the transferor of any of its obligations hereunder). Each of the undersigned hereby agrees to authorize the Company to notify its transfer agent that the transfer agent should enter a stop transfer order with respect to all of the Shares owned by it (other than transfers and other actions permitted in the preceding sentence), that this letter agreement places limits on the voting of such Shares, and that such stop transfer order shall terminate automatically upon the termination of this letter agreement.

3. At every meeting of the stockholders of the Company called, and at every postponement or adjournment thereof, each of the undersigned agrees to vote its Shares or to cause its Shares to be voted: (a) in favor of adoption of the Merger Agreement and (b) against (i) any proposal made in opposition to adoption of the Merger Agreement or in competition with the Merger or any other transaction contemplated by the Merger Agreement, (ii) any Acquisition Proposal, and (iii) subject to the Stockholders Agreement, any change in the management or board of directors of the Company (other than in connection with the transactions contemplated by the Merger Agreement). The

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obligations of each of the undersigned specified in this paragraph 3 shall be suspended and not apply if and during such time as the Company Board (or any committee thereof) shall have publicly announced and not publicly withdrawn or rescinded any Change in the Company Board Recommendation.

4. Each of the undersigned agrees that it will not, directly or indirectly, initiate, solicit, encourage or facilitate any inquiries or the making of any proposal or offer with respect to any Acquisition Proposal or engage in discussions with any third party that could reasonably be expected to lead to an Acquisition Proposal, except that such undersigned, its Affiliates and their respective representatives may take any such actions to the same extent that the Company and its representatives are permitted to take such actions under the Merger Agreement.

5. [Intentionally blank.]

6. Each of the undersigned and Reuters represents and warrants that (a) it has all necessary power and authority to enter into this letter agreement; and (b) this letter agreement is a legal, valid and binding agreement of such undersigned and is enforceable against it in accordance with its terms.

7. This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, and (c) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver is materially adverse, directly or indirectly, to the undersigned or Reuters, including but not limited to reducing the amount or modifying the form of the Merger Consideration payable in the Merger, unless consented to in writing by the undersigned; provided, however, that the provisions of this paragraph 7, and the first sentence of paragraph 6 and paragraphs 8 through 16 (inclusive) below shall survive any termination of this letter agreement in accordance with their terms; provided, further, that the provisions of paragraph 5 shall survive the termination of this letter agreement pursuant to paragraph 7(b) in accordance with their terms.

8. Buyer shall cooperate with the undersigned and use all commercially reasonable efforts to ensure that (upon surrender by the undersigned of certificates representing the Shares and duly completed transmittal materials in respect thereof) the undersigned shall receive, as soon as practicable following the effectiveness of the Merger, but in no event later than one Business Day thereafter (assuming that the undersigned has surrendered the certificates representing the Shares), the Merger Consideration in respect of the Shares so surrendered.

9. Notwithstanding anything herein to the contrary, none of the undersigned makes any representation or warranty about the Company or any subsidiary of the Company or any covenant or commitment to cause the Company or any subsidiary of the Company to take or refrain from taking any action, it being understood and agreed that the Merger Agreement fully governs the arrangements between Buyer and the Company and not this letter agreement.

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10. Notwithstanding anything herein to the contrary, this letter agreement is entered into by each of the undersigned solely in its capacity as a stockholder of the Company, and nothing in this letter agreement shall restrict in any way the exercise by any of the undersigned’s Affiliates of their fiduciary and legal obligations in their capacity as directors of the Company.

11. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws.

12. Each party to this letter agreement recognizes and acknowledges that a breach by it of any covenants or agreements contained in this letter agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach, the aggrieved party shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

13. The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

14. Each of the undersigned agrees that this letter agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including the undersigned’s successors.

15. Reuters hereby agrees to ensure that each of the undersigned complies with all of its obligations under this letter agreement in accordance with the terms hereof.

16. The Company is an express and intended third party donee beneficiary of the representations, warranties, covenants and agreements made in this letter agreement by each of the undersigned and their Affiliate, Reuters, with the right to directly enforce any such provisions against each of the undersigned and their Affiliate, Reuters, and their respective successors and assigns.

17. Each of the undersigned and Reuters hereby consent to the consummation of the Merger (as defined in the Merger Agreement) for purposes of each of the Disclosed Agreements, in each case to the extent and only to the extent that any provision of any such agreement expressly prohibits, by its terms, such consummation; provided that, the foregoing consent shall constitute a consent solely with respect to such consummation and not transactions in connection therewith, such as assignments or similar actions.

Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to us a counterpart hereof.

Very truly yours,

REUTERS C LLC

By:	/s/ Eric Lint
Name:	Eric Lint
Title:	Authorized Signatory

REUTERS GROUP OVERSEAS HOLDINGS (UK) LIMITED

By:	/s/ Eric Lint
Name:	Eric Lint
Title:	Authorized Signatory

FOR PURPOSES OF PARAGRAPHS 6, 15, 16 and 17 ONLY,
REUTERS GROUP PLC

By:	/s/ Eric Lint
Name:	Eric Lint
Title:	Authorized Signatory

Confirmed as of the date

first above written:

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena Friedman
Name:	Adena Friedman
Title:	Executive Vice President

SCHEDULE I

Name of Stockholder	Number of Shares
Reuters C LLC	170,181,887
Reuters Group Overseas Holdings (UK) Limited	40,469,640